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                                  EXHIBIT 11.1

                           SONUS PHARMACEUTICALS, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE



                                                       THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                         SEPTEMBER 30,                                SEPTEMBER 30,
                                                ---------------------------------           ---------------------------------
                                                   1998                   1997                 1998                   1997
                                                -----------           -----------           -----------           -----------
BASIC EARNINGS PER SHARE:
Net income (loss) .......................       $(2,048,648)          $(1,122,176)          $(8,413,476)          $   639,604

Weighted average common shares ..........         8,626,253             8,573,029             8,619,125             8,553,321

   Basic earnings per share .............       $     (0.24)          $     (0.13)          $     (0.98)          $      0.07

DILUTED EARNINGS PER SHARE:

Net income (loss) .......................       $(2,048,648)          $(1,122,176)          $(8,413,476)          $   639,604

Weighted average common shares - basic ..         8,626,253             8,753,029             8,619,125             8,553,321
Dilutive potential common shares ........                --                    --                    --             1,003,850
                                                -----------           -----------           -----------           -----------
   Total ................................         8,626,253             8,573,029             8,619,125             9,557,171
                                                ===========           ===========           ===========           ===========

   Diluted earnings per share ...........       $     (0.24)          $     (0.13)          $     (0.98)          $      0.07



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